                                                                  EXECUTION COPY


                            STONE RECEIVABLES CORPORATION
                                        ISSUER

                             STONE CONTAINER CORPORATION
                                   INITIAL SERVICER

                                 MARINE MIDLAND BANK
                                       TRUSTEE

                                         and

                                BANKERS TRUST COMPANY
                                 ADMINISTRATIVE AGENT


                      -----------------------------------------


                               SERIES 1995-1 SUPPLEMENT

                              dated as of March 14, 1995

                                          to

                    MASTER TRUST INDENTURE AND SECURITY AGREEMENT

                              dated as of March 14, 1995

                      -----------------------------------------



                         $220,000,000 FLOATING RATE CLASS A
                       RECEIVABLES-BACKED NOTES, SERIES 1995-1,

                          $40,000,000 FLOATING RATE CLASS B
                       RECEIVABLES-BACKED NOTES, SERIES 1995-1,

                                  TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                      ARTICLE I
                        DEFINITIONS; INCORPORATION OF TERMS OF
                                    THE INDENTURE

     SECTION 1.01  Definitions . . . . . . . . . . . . . . . . . . . . . .    1
     SECTION 1.02  Incorporation of Terms and Conditions of
                     the Indenture . . . . . . . . . . . . . . . . . . . .    8

                                      ARTICLE II
               DESIGNATION; MATTERS RELATING TO THE SERIES 1995-1 NOTES
     SECTION 2.01  Designation . . . . . . . . . . . . . . . . . . . . . .    8
     SECTION 2.02  Limitations on the Sale or Transfer of
                     Series 1995-1 Notes . . . . . . . . . . . . . . . . .   10
     SECTION 2.03  Delivery of Settlement Statements and
                     Daily Reports to Placement Agents . . . . . . . . . .   17

                                     ARTICLE III
                           CONDITIONS TO ISSUANCE OF NOTES

     SECTION 3.01  Conditions to Issuance. . . . . . . . . . . . . . . . .   17

                                      ARTICLE IV
                                       PAYMENTS

     SECTION 4.01  Payments. . . . . . . . . . . . . . . . . . . . . . . .   18
     SECTION 4.02  Interest. . . . . . . . . . . . . . . . . . . . . . . .   18
     SECTION 4.03  Optional Redemption; Prepayments. . . . . . . . . . . .   18
     SECTION 4.04  Application of Payments between Senior
                     and Subordinated Classes of Series
                     1995-1 Notes. . . . . . . . . . . . . . . . . . . . .   22

                                      ARTICLE V
                                    PAY-OUT EVENTS

     SECTION 5.01  Pay-Out Events. . . . . . . . . . . . . . . . . . . . .   23

                                      ARTICLE VI
                                    MISCELLANEOUS

     SECTION 6.01  Governing Law . . . . . . . . . . . . . . . . . . . . .   26
     SECTION 6.02  Execution in Counterparts . . . . . . . . . . . . . . .   26
     SECTION 6.03  Effect of Unenforceable Provisions. . . . . . . . . . .   26
     SECTION 6.04  Amendment, Waiver, Etc. . . . . . . . . . . . . . . . .   26
     SECTION 6.05  The Trustee and The Administrative Agent. . . . . . . .   27
     SECTION 6.06  Instructions in Writing . . . . . . . . . . . . . . . .   27

                                                                            Page
                                                                            ----
EXHIBITS
--------
Exhibit A --  Form of Floating Rate Class A Receivables-Backed Notes,
              Series 1995-1
Exhibit B --  Form of Floating Rate Class B Receivables-Backed Notes,
              Series 1995-1
Exhibit C --  Form of Investor Letter (Institutional Accredited Investors)
Exhibit D --  Form of Noteholder Reg S Certification
Exhibit E --  Form of Transferee Reg S Certification
Exhibit F --  Form of Depositary Reg S Certification
Exhibit G --  Form of Transfer to Regulation S Certification
Exhibit H --  Form of Placement Agent Exchange Instructions

                               SERIES 1995-1 SUPPLEMENT


         THIS SERIES 1995-1 SUPPLEMENT, dated as of March 14, 1995 (this "SUPPLEMENT"), is made by and among STONE RECEIVABLES CORPORATION, a Delaware corporation, as issuer (the "Issuer"), STONE CONTAINER CORPORATION, a Delaware corporation, as initial Servicer (in such capacity, together with any successor in such capacity, the "SERVICER"), MARINE MIDLAND BANK, as Trustee (in such capacity, together with any successor in such capacity, the "TRUSTEE"), and BANKERS TRUST COMPANY, as Administrative Agent (in such capacity, together with any successor in such capacity, the "ADMINISTRATIVE AGENT).

         Pursuant to the Master Trust Indenture and Security Agreement dated as of March 14, 1995 (as the same may be amended, restated, supplemented or otherwise modified from time to time and as supplemented hereby, the "INDENTURE"), among the Issuer, the Servicer, the Trustee and the Administrative Agent, the Issuer may from time to time, among other things, issue one or more Series of Notes secured by the Pledged Assets. Certain terms applicable to any such Series of Notes are to be set forth in a Supplement.

         Pursuant to this Supplement, the Issuer shall create for authentication and delivery by or on behalf of the Administrative Agent a Series of Fixed Principal Notes and shall specify certain terms thereof.


                                      ARTICLE I

                        DEFINITIONS; INCORPORATION OF TERMS OF
                                    THE INDENTURE

         SECTION 1.01 DEFINITIONS. (a) Capitalized terms that are used but not defined herein shall have the meanings assigned in APPENDIX A to the Indenture. In addition, this Supplement shall be interpreted in accordance with the conventions set forth in PARTS B, C and D of APPENDIX A to the Indenture. Except as expressly provided otherwise herein, references herein to an "Article," "Section," "Exhibit" or "clause" refer to an Article, Section, Exhibit or clause of or to this Supplement.

         (b) Each capitalized term defined herein relates only to the Series 1995-1 Notes and to no other Series of Notes issued by the Issuer. Whenever used in this Supplement, the following words and phrases shall have the following meanings:

         "144A GLOBAL NOTES" is defined in SECTION 2.01(b).

         "ALTERNATIVE REQUIRED RESERVE RATIOS" means, at any time with respect to either the Series 1995-1, Class A Notes or the Series 1995-1, Class B Notes, the sum of (a) the Alternative Loss Reserve Ratio with respect to such Class and
(b) the Alternative Dilution Reserve Ratio with respect to such Class, in each case, as set forth in the most recent Settlement Statement.

         "APPLICABLE RATING AGENCIES" means each nationally recognized rating agency that, at the request of the Issuer, from time to time maintains a credit rating of the Series 1995-1, Class A Notes or the Series 1995-1, Class B Notes.

         "APPLICABLE RATINGS FACTOR" means (a) with respect to the Series 1995-1 Class A Notes, 2.5 and (b) with respect to the Series 1995-1, Class B Notes, 1.5.

         "APPLICABLE RESERVE RATIO" means, at any time with respect to the Series 1995-1, Class A Notes or the Series 1995-1, Class B Notes, an amount calculated in the then effective Settlement Statement to be the greatest of:

         (a)  the Minimum Reserve Ratio with respect to such Class;

         (b) the Required Reserve Ratio calculated in such Settlement Statement with respect to such Class;

         (c) the Alternative Required Reserve Ratio calculated in such Settlement Statement with respect to such Class; or

         (d) the sum of either (x) for purposes of the calculation of the Required Reserves for the Series 1995-1, Class B Notes, 9% or (y) for purposes of the calculation of the Required Reserves for the Series 1995-1, Class A Notes, 16%, in each case, plus the product of:

              (i) the average of the Dilution Ratios during the period of twelve consecutive Calculation Periods ending on the most recent Cut-Off Date;

              (ii) a fraction, having (A) a numerator equal to the aggregate amount payable pursuant to all invoices generated by the Sellers during the preceding Calculation Period ended on the most recent Cut-Off Date (as calculated on such Cut-Off Date) and (B) a denominator equal to the aggregate Unpaid Balance of all Eligible Receivables, as calculated on the most recent Cut-Off Date; and

              (iii) 1.15.

         "APPLICABLE Z-VALUE" means (a) for purposes of calculating the Alternative Dilution Reserve Ratio or the Alternative Loss Ratio Reserve as elements of the Class A Required Reserves, 2.58 and (b) for purposes of calculating the Alternative Dilution Reserve Ratio or the Alternative Loss Ratio Reserve as elements of the Class B Required Reserves, 1.0.

         "BENEFIT PLAN" shall mean any "employee benefit plan" as defined in and which is subject to ERISA or any "plan" as defined in Section 4975 of the Internal Revenue Code.

         "CASTLEWOOD" means Castlewood Funding Corporation, a Delaware corporation.

         "CEDEL" means CEDEL Bank, Societe Anonyme.

         "CLASS A INITIAL ISSUANCE AMOUNT" means $220,000,000.

         "CLASS B INITIAL ISSUANCE AMOUNT" means $40,000,000.

         "CONTROLLED ACCUMULATION AMOUNT" means, for any Payment Date with respect to the Accumulation Period, an amount equal to one-third of the unpaid principal balance of the Series 1995-1 Notes outstanding immediately prior to the commencement of the Accumulation Period.

         "DEPOSITARY REG S CERTIFICATION" is defined in SECTION 2.02(d)(i).

         "EUROCLEAR" means the Euroclear System.

         "EURODOLLAR PERIOD" means each period that commences on a Payment Date (or, if no Payment Date has yet occurred, the Series Sale Date) and ends on the day immediately preceding the next Payment Date.

         "EXCHANGE DATE" is defined in SECTION 2.01(b).

         "EXISTING PROGRAM AGENT" means collectively, Caisse Nationale de Credit Agricole, as facility agent and Citibank, N.A., as collateral agent.

         "EXISTING PROGRAM DOCUMENTS" means, collectively, (i) the StoneFin Credit Agreement, the StoneFin Master Program Agreement and all other instruments, documents and agreements executed and delivered by StoneFin to or for the benefit of the Existing StoneFin Lenders, Castlewood or the Existing Program Agent pursuant to or in connection with either such agreement (other than the Receivables Purchase Agreement dated as of August 15, 1991 (as amended) among StoneFin and the "Sellers" named therein)) and (ii) the StoneFin II Credit Agreement, the StoneFin II Master Program Agreement and all other instruments, documents and agreements executed and delivered by StoneFin II to or for the benefit of the Existing StoneFin II Lenders, South Shore or the Existing Program Agent pursuant to or in connection with either such agreement (other than the Receivables Purchase Agreement dated as of August 18, 1992 (as amended) among StoneFin II and the "Sellers" named therein)).

         "EXISTING PROGRAM OBLIGATIONS" means all amounts owing by Stone Container (as successor by the Merger to Stone-Fin and StoneFin II) to Castlewood, the Existing StoneFin Lenders, South Shore, the Existing Stone Fin II Lenders and/or the Existing Program Agent under the Existing Program Documents or in connection with the transactions contemplated thereby, including, without limitation, for interest, principal and fees.

         "EXISTING STONEFIN LENDERS" means those financial institutions parties to the StoneFin Credit Agreement as lenders.

         "EXISTING STONEFIN II LENDERS" means those financial institutions parties to the StoneFin II Credit Agreement as lenders.

         "EXPECTED FINAL PAYMENT DATE" means, with respect to the Series 1995-1 Notes, March 15, 2000.

         "INSTITUTIONAL ACCREDITED INVESTOR" has the meaning given to institutional "accredited investor" in Rule 501(a)(1), (2), (3) or (7) of the Securities Act.

         "LIBOR" means, with respect to any Eurodollar Period, the offered rates for deposits in United States dollars having a maturity of one month (the "Index Maturity") commencing on the related LIBOR Determination Date (as hereinafter defined) which (subject to the circumstances described below) appears on the Reuters Screen LIBO Page (as hereinafter defined) as of approximately 11:00 a.m., London time, on such LIBOR Determination Date. "LIBOR DETERMINATION DATE" will be the date that is two London business days prior to the first day of such Eurodollar Period. If at least two such offered rates appear on the Reuters Screen LIBO Page, LIBOR will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of a percent) of such offered rates. The Issuer will determine LIBOR based on the foregoing procedure and shall report its determination to the Administrative Agent who shall verify such calculation. If fewer than two such quotations appear, LIBOR with respect to such Eurodollar Period will be determined at approximately
11:00 a.m., London time, on such LIBOR Determination Date on the basis of the rate at which deposits in United States dollars having the Index Maturity are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Administrative Agent and in a principal amount equal to an amount of not less than $1,000,000 and that is representative for a single transaction in such market at such time. The Administrative Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR will be the arithmetic mean (rounded upwards as aforesaid) of such quotations. If fewer than two quotations are provided, LIBOR with respect to such Eurodollar Period will be the arithmetic mean (rounded upwards as aforesaid) of the rates quoted at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date by three major banks in New York, New York selected by the Administrative Agent for loans in United States dollars to leading European banks having the Index Maturity and in a principal amount equal to the amount of not less than $1,000,000 and that is representative for a single transaction in such market at such time; PROVIDED, HOWEVER, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Eurodollar Period will be LIBOR in effect for the immediately preceding Eurodollar Period. For purposes of calculating LIBOR, a "LONDON BUSINESS DAY" will be any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market and "REUTERS SCREEN LIBO PAGE" will be the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

         "MATURITY DATE" means the earlier to occur of (i) the Stated Maturity Date and (ii) either (a) in the case of the Series 1995-1, Class A Notes, the fourth Payment Date following the commencement of the Pay-Out Period with respect to such Class or the Liquidation Period and (b) in the case of the Series 1995-1, Class B Notes, the fifth Payment Date following the commencement of the Pay-Out Period with respect to such Class or the Liquidation Period.

         "MEMBER ORGANIZATION" is defined in SECTION 2.01(b).

         "MINIMUM RESERVE RATIO" means (a) for purposes of calculating the Applicable Reserve Ratio as an element of determining the Required Reserves for the Series 1995-1, Class A Notes, 19% and (b) for purposes of calculating the Applicable Reserve Ratio as an element of determining the Required Reserves for the Series 1995-1, Class B Notes, 11%.

         "NOTEHOLDER REG S CERTIFICATION" is defined in SECTION 2.02(d)(i).

         "NOTE PURCHASE AGREEMENT" means that certain Purchase Agreement dated as of March 2, 1995 (as the same may be amended, restated, supplemented or otherwise modified from time to time) among the Issuer and each of the Placement Agents.

         "PAR DATE" means March 15, 1999.

         "PAY-OUT EVENT" with respect to Series 1995-1, shall have the meaning set forth in SECTION 5.01.

         "PLACEMENT AGENT EXCHANGE INSTRUCTIONS" is defined in SECTION 2.02(d)(iv).

         "PLACEMENT AGENTS" means BT Securities Corporation, Bankers Trust International PLC, Chemical Securities Inc., and Citicorp Securities, Inc.

         "PREPAYMENT BASE RATE" is defined in SECTION 4.03(d).

         "PREPAYMENT PREMIUM" means, with respect to any redemption of any Class that entitles the Noteholders of that Class to receive a Prepayment Premium, an amount equal to the present value of the amount of interest that would have accrued on the amount of principal prepaid through the Par Date at an interest rate equal to the applicable Prepayment Spread, with such amount being discounted on a monthly basis at a rate equal to the applicable Prepayment Base Rate, as of the date of such redemption.

         "PREPAYMENT SPREAD" is defined in SECTION 4.03(d).

         "QUALIFIED INSTITUTIONAL BUYER" has the meaning given such term in Rule 144A.

         "REGULATION S" shall mean Regulation S promulgated under the Securities Act.

         "REGULATION S GLOBAL NOTES" is defined in SECTION 2.01(b).

         "REGULATION S TEMPORARY GLOBAL NOTES" is defined in SECTION 2.01(b).

         "REQUIRED RESERVE RATIO" means, at any time with respect to either the Series 1995-1, Class A Notes or the Series 1995-1, Class B Notes, the sum of (a) the Loss Reserve Ratio with respect to such Class and (b) the Dilution Reserve Ratio with respect to such Class, in each case, as set forth in the most recent Settlement Statement.

         "RULE 144A" means Rule 144A promulgated under the Securities Act.

         "SALE," "SELL" and "SOLD" are defined in SECTION 2.02(a).

         "SCHEDULED ACCUMULATION COMMENCEMENT DATE" means the close of business on December 15, 1999.

         "SERIES 1995-1, CLASS A NOTE" means any one of the Floating Rate Class A Receivables-Backed Notes, Series 1995-1 executed by the Issuer and authenticated by or on behalf of the Administrative Agent that is substantially in the form of EXHIBIT A and is issued pursuant to this Supplement; and "SERIES 1995-1, CLASS A NOTES" means all such Notes, collectively.

         "SERIES 1995-1, CLASS A NOTE RATE" means, at any time during a Eurodollar Period, a rate equal to LIBOR for such Eurodollar Period plus 0.35% PER ANNUM, calculated on the basis of a 360-day year for the actual number of days (including the first day but excluding the last day) that occur in the applicable Eurodollar Period for which such interest is payable.

         "SERIES 1995-1, CLASS B NOTE" means any one of the Floating Rate Class B Receivables-Backed Notes, Series 1995-1 executed by the Issuer and authenticated by or on behalf of the Administrative Agent that is substantially in the form of EXHIBIT B and is issued pursuant to this Supplement; and "SERIES 1995-1, CLASS B NOTES" means all such Notes, collectively.

         "SERIES 1995-1, CLASS B NOTE RATE" means, at any time during a Eurodollar Period, a rate equal to LIBOR for such Eurodollar Period plus 0.70% PER ANNUM, calculated on the basis of a 360-day year for the actual number of days (including the first day but excluding the last day) that occur in the applicable Eurodollar Period for which such interest is payable.

         "SERIES 1995-1 NOTES" means, collectively, the Series 1995-1, Class A Notes and the Series 1995-1, Class B Notes.

         "SERIES 1995-1 OUTSTANDING PRINCIPAL BALANCE" means, at any time, the aggregate Outstanding Principal Balance of all of the Series 1995-1 Notes outstanding as of such time.

         "SERIES SALE DATE" means, with respect to the Series 1995-1 Notes, March 14, 1995.

         "SOUTH SHORE" means South Shore Funding Corporation, a Delaware corporation.

         "STATED MATURITY DATE" means, with respect to the Series 1995-1 Notes, December 15, 2000.

         "STONEFIN CREDIT AGREEMENT" means that certain Revolving Credit Agreement dated as of August 15, 1991 (as the same has been amended, modified or otherwise supplemented) among Castlewood, the Existing StoneFin Lenders and the Existing Program Agent.

         "STONEFIN MASTER PROGRAM AGREEMENT" means that certain Master Program Agreement dated as of August 15, 1991 (as the same has been amended, modified or otherwise supplemented) among Castlewood, StoneFin and the "Sellers" named therein.

         "STONEFIN II CREDIT AGREEMENT" means that certain Revolving Credit Agreement dated as of August 18, 1992 (as the same has been amended, modified or otherwise supplemented) among South Shore, the Existing StoneFin II Lenders and the Existing Program Agent.

         "STONEFIN II MASTER PROGRAM AGREEMENT" means that certain Master Program Agreement dated as of August 18, 1992 (as the same has been amended, modified or otherwise supplemented) among South Shore, StoneFin II and the "Sellers" named therein.

         "TRANSFER TO REGULATION S CERTIFICATION" is defined in SECTION 2.02(d)(iii).

         "TRANSFEREE REG S CERTIFICATION" is defined in SECTION 2.02(d)(i).

         "UNRESTRICTED GLOBAL NOTE" is defined in SECTION 2.01(b).

         "U.S. PERSON" means any Person that is a "U.S. Person" as such term is defined in Regulation S.

         SECTION 1.02 INCORPORATION OF TERMS AND CONDITIONS OF THE INDENTURE. This Supplement hereby incorporates by reference the terms and provisions of the Indenture as if such terms and conditions were set forth in full herein. As supplemented by this Supplement, the Indenture is hereby in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplement, shall be read, taken and construed as one and the same agreement. In the event of any conflict or inconsistency between the terms of this Supplement and the terms of the Indenture as such terms apply to any of the Series 1995-1 Notes, the terms of this Supplement shall control with respect to the Series 1995-1 Notes.


                                      ARTICLE II

               DESIGNATION; MATTERS RELATING TO THE SERIES 1995-1 NOTES

         SECTION 2.01 DESIGNATION. (a) There is hereby created a series of Fixed Principal Notes to be issued pursuant to the Indenture and this Supplement to be known as "Series 1995-1 Notes," which shall consist of a senior tranche to be known as the "Floating Rate Class A Receivables-Backed Notes, Series 1995-1" and a subordinated tranche to be known as the "Floating Rate Class B Receivables-Backed Notes, Series 1995-1." The Series 1995-1 Notes shall be issued in a minimum denomination of $500,000 and in integral multiples of $100,000 in excess thereof. No Series 1995-1 Note may be subdivided into an amount of less than $500,000. Subject to the conditions set forth in ARTICLE III, the Administrative Agent shall authenticate and deliver the Series 1995-1 Notes, to or upon the written order of the Issuer, (i) in the case of the Series 1995-1, Class A Notes, in an aggregate principal amount equal to the Class A Initial Issuance Amount and (ii) in the case of the Series 1995-1, Class B Notes, in an aggregate principal amount equal to the Class B Initial Issuance Amount. Each of the Series 1995-1 Notes shall be authenticated and delivered in the manner and at the times for authentication and delivery of Fixed Principal Notes as are specified in ARTICLE VI of the Indenture and the aforementioned Issuer Order. The Series 1995-1, Class A Notes shall be a Senior Class. The Series 1995-1, Class B Notes shall be a Subordinated Class.

         (b) The Series 1995-1 Notes shall, unless expressly otherwise provided herein, be issued in Book-Entry Form and shall be evidenced by one or more Global Notes registered in the name of the Clearing Agency or its nominee, which shall initially be Cede & Co., as the nominee of the Clearing Agency (which shall initially be The Depository Trust Company). Except as expressly otherwise provided in this Supplement, all Series 1995-1 Notes issued in Book-Entry Form shall be subject to the provisions of Section
6.09 of the Indenture.

         Series 1995-1 Notes sold to Qualified Institutional Buyers in reliance on Rule 144A under the Securities Act shall be represented by a Global Note (the "144A GLOBAL NOTE"), in registered form, without coupons, and deposited upon the order of the Issuer with the Administrative Agent as custodian for, and registered in the name of, Cede & Co., as nominee of the Clearing Agency. A 144A Global Note will bear a legend regarding restrictions on transfer as set forth in the forms of Series 1995-1 Notes set forth in EXHIBITS A and B hereto.

         Series 1995-1 Notes sold outside of the United States of America (and to Persons other than U.S Persons) in reliance on Regulation S shall be represented initially by temporary Global Notes (the "REGULATION S TEMPORARY GLOBAL NOTES"). The Regulation S Temporary Global Notes shall be exchanged on the later of (i) 40 days after the later of (x) the Series Sales Date and (y) the completion of the initial distribution of the Series 1995-1 Notes, as certified by each of the Placement Agents to the Transfer Agent and Registrar and (ii) the date on which the requisite certifications are due to and are provided to the Transfer Agent and Registrar as set forth in SECTION 2.01(c) (the later of clauses (i) and (ii) is referred to herein as the "EXCHANGE DATE") for permanent Global Notes in respect of such offshore transactions (such permanent Notes being the "UNRESTRICTED GLOBAL NOTES", and together with the Regulation S Temporary Global Notes, the "REGULATION S GLOBAL NOTES"). The Regulation S Global Notes shall be issued in registered form, without coupons, and deposited upon the order of the Issuer with the Administrative Agent as custodian for, and registered in the name of, Cede & Co. as nominee of the Clearing Agency for credit by the Clearing Agency to the account of the depositaries for Euroclear and Cedel, which depositaries shall, on behalf of Euroclear and Cedel, hold such interests on behalf of account holders (each a "MEMBER ORGANIZATION"), which have rights in respect of such Notes credited to their securities accounts with Euroclear or Cedel from time to time.

         (c) The Paying Agent shall make payment of the full amount of accrued interest in respect of any Regulation S Temporary Global Note to the Clearing Agency which is the registered holder thereof, without deduction or withholding, in accordance with the terms hereof and the Indenture. Notwithstanding the foregoing, a beneficial owner of an interest in a Regulation S Temporary Global Note (or any interest therein) may receive interest payments from Euroclear or Cedel, as the case may be, in respect of such Note (or such interest therein) only after delivery by such holder to Euroclear or Cedel, as the case may be, of a written certification substantially in the form of the Noteholder Reg S Certification set forth in EXHIBIT D hereto. The delivery by such holder of such certification shall constitute an irrevocable instruction by such holder to Euroclear or Cedel, as the case may be, to arrange for the exchange of such holder's interest in such Regulation S Temporary Global Note for a beneficial interest in the Unrestricted Global Note after the Exchange Date in accordance with the immediately succeeding paragraph. The Paying Agent shall have no responsibility or liability for monitoring whether or not such certifications have been made, all of which shall be the obligation and responsibility of Euroclear or Cedel, as applicable.

         After (i) the Exchange Date, and (ii) receipt by the Transfer Agent and Registrar of written instructions from Euroclear or Cedel, as the case may be, the Transfer Agent and Registrar shall reduce the principal amount of the applicable Regulation S Temporary Global Note and increase the principal amount of the Unrestricted Global Note, in each case, by the principal amount of the beneficial interest in the Regulation S Temporary Global Note to be so transferred.

         Upon return of the entire principal amount of any applicable
Regulation S Temporary Global Note to the Administrative Agent in exchange for an Unrestricted Global Note or Notes in an equivalent aggregate principal amount, the Administrative Agent shall cancel such Regulation S Temporary Global Note by perforation and shall forthwith destroy such Regulation S Temporary Global Note.

         SECTION 2.02 LIMITATIONS ON THE SALE OR TRANSFER OF SERIES 1995-1 NOTES. (a) None of the Series 1995-1 Notes may be sold, transferred or otherwise disposed of (any such sale, transfer or other disposition, as defined for purposes of this Section, being called a "SALE", with "SELL" and "SOLD" having a correlative meaning), except in compliance with the following:

              (i) No holder may Sell any of the Series 1995-1 Notes unless such Sale is made:

                   (A)  to the Issuer;

                   (B) in the United States of America to a limited number of Institutional Accredited Investors in a transaction exempt from the registration requirements of the Securities Act upon delivery to the Trustee, the Administrative Agent (or any designated agent of either of the foregoing) and the Issuer of an investor letter, substantially in the form of EXHIBIT C hereto (or, with respect to the initial sale thereof to the Placement Agents under the Note Purchase Agreement, representations in the Note Purchase

              Agreement to the similar effect) and, if requested by the Trustee, the Administrative Agent (or any designated agent of either of the foregoing) or the Issuer, an opinion of counsel confirming the availability of such exemption to any such Sale, in a form and substance satisfactory to the Trustee, the Administrative Agent (or any designated agent of either of the foregoing) or the Issuer, as the case may be;

                   (C) by a holder to a transferee that such holder reasonably believes is a Qualified Institutional Buyer purchasing such Notes for its own account or for the account of another Person that is a Qualified Institutional Buyer in a transaction exempt from the registration requirements under the Securities Act pursuant to Rule 144A, and which proposed transferee is aware that the proposed Sale is being made in reliance on Rule 144A and to whom such Sale is being made pursuant to an available exemption from the registration requirements of applicable state securities laws;

                   (D) in the United States of America by a holder to a transferee to whom such Sale, transfer or disposition is being made pursuant to the exemption from the registration requirements under the Securities Act pursuant to Rule 144 under the Securities Act, and under all applicable state securities laws and, if requested by the Trustee, the Administrative Agent (or any designated agent of either of the foregoing) or the Issuer, prior to the proposed Sale, transfer or disposition, such holder and the proposed transferee provide the Trustee, the Administrative Agent (or any designated agent of either of the foregoing) or the Issuer with an opinion of counsel in form and substance satisfactory to the Trustee, the Administrative Agent (or any designated agent of either of the foregoing) or the Issuer, as the case may be, concerning such proposed Sale, transfer or disposition and confirming the availability of such exemption in connection therewith; or

                   (E) outside of the United States of America by a holder to a transferee (other than a U.S. Person) and to whom such Sale, transfer or disposition is being made pursuant to an applicable exemption from the registration requirements under the Securities Act pursuant to Regulation S.

              (ii) No Series 1995-1 Notes shall be offered for sale, sold or delivered, directly or indirectly, nor shall any circular, prospectus, form of application, or other offering material or advertisement relating to the Series 1995-1 Notes be distributed or published in or from any country or jurisdiction, except under circumstances that will result in compliance with all applicable laws and regulations of any such country or jurisdiction and the terms and restrictions contained herein. Without limiting the foregoing in any manner, no holder of any Series 1995-1 Notes or any other Person acting on behalf of such a holder shall use any means of general solicitation or distribution in connection with the marketing, Sale, transfer or other disposition of such Notes. The Series 1995-1 Notes shall bear a legend regarding the restrictions on transfer as set forth herein which shall be in substantially the forms set forth in the forms of the Series 1995-1 Notes attached hereto as EXHIBIT A and B.

              (iii) Each holder of any Series 1995-1 Notes will be deemed to have acknowledged and agreed that (A) the Series 1995-1 Notes have not been and will not be registered under the Securities Act and may not be sold, transferred or otherwise disposed of except as permitted in this SECTION 2.02(a), (B) such holder will notify any purchaser, pledgee or other transferee of any Series 1995-1 Notes from such holder of the transfer restrictions referred to in this SECTION 2.02(a), and (C) each Series 1995-1 Note will bear one or more of the legends set forth in the forms of the Series 1995-1, Class A Notes and Series 1995-1, Class B Notes attached hereto as EXHIBIT A and B, respectively.

              (iv) Resales, pledges or transfers of Series 1995-1 Notes will be made as follows: (A) if the applicable Series 1995-1 Notes are evidenced by Global Notes held through the Clearing Agency in Book-Entry Form and the resale, pledge or transfer is among Qualified Institutional Buyers or holders of interests in the Unrestricted Global Notes, through such system, in accordance with such Clearing Agency's rules and procedures; or (B) if the applicable Series 1995-1 Notes are in Book-Entry Form and the buyer, pledgee or transferee is purchasing pursuant to SUBCLAUSE (A), (C) or (D) of SECTION 2.02(a)(i) or is not a Qualified Institutional Buyer or the Notes are in definitive form, such resale, pledge or transfer will be effected by the delivery to the transferee of Definitive Notes registered in the name of the transferee (or in the name of the transferee's nominee) on the books maintained by the Transfer Agent and Registrar and any such resale, pledge or transfer of Definitive Notes shall be conditional upon the completion of the documentation described in the Indenture and this Supplement.

              (v) Each Benefit Plan that purchases a Series 1995-1 Note or interest therein will be deemed to represent and warrant that the acquisition and holding of such Note or interest therein will not result in a nonexempt prohibited transaction under ERISA or the Internal Revenue Code.

              (vi) None of the Series 1995-1 Notes may be issued or Sold in a transaction registered under the Securities Act of 1933.

         (b) The Issuer shall make available to any selling holder of Series 1995-1 Notes and any prospective transferee of such Notes such information as is required under Rule 144A(d)(4) in connection with the resale of any such Notes, promptly after the same is requested.

         (c) Subject to the requirements specified above having been fulfilled, upon surrender for registration of transfer of any Series 1995-1 Note to the Administrative Agent, the Issuer shall execute, and the Administrative Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Series 1995-1 Notes in accordance with the terms hereof and of the Indenture. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the applicable Clearing Agency, in accordance with (x) the terms of this Supplement (including the restriction on transfer set forth herein) and the Indenture and (y) the procedures of the Clearing Agency therefor.

         (d) Subject to the remaining provisions of this SECTION 2.02(d), unless and until it is exchanged in whole or in part for Definitive Notes, a Global Note evidencing any Series 1995-1 Note may not be transferred, except as a whole by the applicable Clearing Agency to a nominee of the Clearing Agency or by a nominee of the Clearing Agency to the Clearing Agency or to another nominee of the Clearing Agency or by the Clearing Agency or any such Nominee of such Clearing Agency to a successor Clearing Agency or a nominee of such successor Clearing Agency. Any Series 1995-1 Note authenticated and delivered upon registration of a transfer of, or in exchange for, or in lieu of, any Global Note evidencing a Series 1995-1 Note, shall also be a Global Note:

              (i) For transfers within Regulation S Temporary Global Notes, if the owner of an interest in a Regulation S Temporary Global Note wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in such Regulation S Temporary Global Note, such transfer may be effected in accordance with this CLAUSE (i). Upon delivery (x) by the owner of such beneficial interest in such Regulation S Temporary Global Note to Euroclear or Cedel, as the case may be, of a certification in the form set forth in EXHIBIT D (an "NOTEHOLDER REG S CERTIFICATION"), (y) by the transferee of such beneficial interest in the Regulation S Temporary Global Note to Euroclear or Cedel, as the case may be, of a written certification in the form set forth in EXHIBIT E (a "TRANSFEREE REG S CERTIFICATION"), and (z) by Euroclear or Cedel, as the case may be, to the Transfer Agent and Registrar of a certification in the form set forth in EXHIBIT F (a "DEPOSITARY REG S CERTIFICATION").

              (ii) For transfers of an interest in an Unrestricted Global Note evidencing any Series 1995-1 Note for an interest in a 144A Global Note, if the owner of a beneficial interest in the Unrestricted Global Note deposited with the Clearing Agency wishes at any time to exchange its interest in such Unrestricted Global Note for an interest in the 144A Global Note, or to transfer its interest in such Unrestricted Global Note to a Person who wishes to take delivery thereof in the form of an interest in the 144A Global Note, such transferring beneficial owner may, subject to the rules and procedures of Euroclear or Cedel and the Clearing Agency, as the case may be, give directions to Euroclear or Cedel, as applicable, which shall thereafter instruct the Transfer Agent and Registrar to exchange or cause the exchange or transfer of such interest for an equivalent beneficial interest in the 144A Global Note. Upon receipt by the Transfer Agent and Registrar of instructions from Euroclear or Cedel (based on instructions from a Member Organization) or from a Clearing Agency Participant, as applicable, or the Clearing Agency, as the case may be, directing the Transfer Agent and Registrar to credit or cause to be credited a beneficial interest in the 144A Global Note equal to the beneficial interest in the Unrestricted Global Note to be exchanged or transferred (such instructions to contain information regarding the Clearing Agency Participant account to be credited with such increase, and, with respect to an exchange or transfer of an interest in the Unrestricted Global Note, information regarding the Clearing Agency Participant account to be debited with such decrease), the Transfer Agent and Registrar shall instruct the Clearing Agency to reduce the Unrestricted Global Note by the aggregate principal amount of the beneficial interest in the Unrestricted Global Note to be exchanged or transferred, and the Transfer Agent and Registrar shall instruct the Clearing Agency, concurrently with such reduction, to increase the principal amount of the 144A Global Note by the aggregate principal amount of the beneficial interest in the Unrestricted Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (which Person must be a U.S. Person) a beneficial interest in the 144A Global Note equal to the reduction in the principal amount of the Unrestricted Global Note.

              (iii) For transfers of an interest in a 144A Global Note evidencing any Series 1995-1 Notes for an interest in a Regulation S Global Note, if the owner of a beneficial interest in such 144A Global Note wishes at any time to exchange its interest in such 144A Global Note for an interest in the Regulation S Global Note, or to transfer its interest in such 144A Global Note to a Person who wishes to take delivery thereof in the form of an interest in the Regulation S Global Note, such transferring beneficial owner may, subject to the rules and procedures of the Clearing Agency, give directions for the Transfer Agent and Registrar to exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in the Regulation S Global Note; it being understood that any transfers or exchanges of interests in such 144A Global Note being made prior to the Exchange Date shall be effected by transfers to the Regulation S Temporary Global Note and any benefical owner or transferee thereof shall be required to deliver the certifications required pursuant to SECTION 2.01(b) before such owner's or person's interest in the Regulation S Temporary Global Note will be exchanged for an interest in the Unrestricted Global Note in accordance with
         SECTION 2.01(c).  Upon receipt by the Transfer Agent and Registrar of
         (1) instructions given in accordance with the Clearing Agency's procedures from a Clearing Agency Participant directing the Transfer Agent and Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the 144A Global Note to be exchanged or transferred, (2) a written order given in accordance with the Clearing Agency's procedures containing information regarding the account of the depositaries for Euroclear or Cedel or another Clearing Agency Participant, as the case may be, to be credited with such increase and the name of such account, and (3) a certificate in the form of EXHIBIT G (a "TRANSFER TO REGULATION S CERTIFICATION") attached hereto given by such transferring beneficial interest, the Transfer Agent and Registrar shall instruct the Clearing Agency to reduce the 144A Global Note by the aggregate principal amount of the beneficial interest in the 144A Global Note to be so exchanged or transferred and the Transfer Agent and Registrar shall instruct the Clearing Agency, concurrently with such reduction, to increase the principal amount of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the 144A Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Regulation S Global Note equal to the reduction in the principal amount of the 144A Global Note.

              (iv) Notwithstanding any other provisions of this SECTION 2.02(d), a Placement Agent for the Series 1995-1 Notes may exchange beneficial interests in the Regulation S Temporary Global Note held by it for interests in the 144A Global Note only after delivery by such Placement Agent of instructions for such exchange substantially in the form of EXHIBIT H (the "PLACEMENT AGENT EXCHANGE INSTRUCTIONS"). Upon receipt of the instructions provided in the preceding sentence, the Transfer Agent and Registrar shall instruct the Clearing Agency to reduce the principal amount of the Regulation S Temporary Global Note by the principal amount of the beneficial interest in the Regulation S Temporary Global Note to be so transferred and shall instruct the Clearing Agency to increase the principal amount of the 144A Global Note.

              (v) In the event that a Global Note evidencing the Series 1995-1 Notes (or any interests therein) is exchanged for Definitive Notes in accordance herewith and the Indenture, such Definitive Notes may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of CLAUSES (i) through (iii) immediately above (including the certification requirements intended to ensure that such exchanges or transfers comply with Rule 144A or Regulation S under the Securities Act, as the case may be) and as may be from time to time adopted by the Administrative Agent.

              (vi) Any Noteholder that holds Series 1995-1 Notes evidenced by Definitive Notes (other than under Regulation S) may, subject to the limitations set forth herein, exchange such Definitive Notes for a book-entry interest in a Series 1995-1 Note (to be substantially in the form of a 144A Global Note), registered in the name of CEDE & Co., as nominee for the Clearing Agency, in accordance with the customary procedures of the applicable Clearing Agency.

              (vii) No holder of a beneficial interest in any Regulation S Global Note shall be permitted to exchange any of its interest thereunder for interests in Definitive Notes other than as permitted pursuant to SECTION 6.11 of the Indenture.

         SECTION 2.03 DELIVERY OF SETTLEMENT STATEMENTS AND DAILY REPORTS TO PLACEMENT AGENTS. Until the Series 1995-1 Notes shall have been repaid in full (or such earlier time as shall be agreed upon by the Placement Agents), the Servicer or the Issuer shall deliver to each of the Placement Agents a copy of each Settlement Statement and, if requested by any such Placement Agent, each Daily Report concurrently with the delivery thereof by the Issuer or the Servicer to the Trustee and/or the Administrative Agent pursuant to subsections 3.04(c) and (b), respectively, of the Indenture.


                                     ARTICLE III

                           CONDITIONS TO ISSUANCE OF NOTES

         SECTION 3.01 CONDITIONS TO ISSUANCE. The Administrative Agent will not authenticate any Series 1995-1 Notes to be issued hereunder on the Series Sales Date for Series 1995-1 unless:

         (a) the Trustee and the Administrative Agent shall have received written certification from the Issuer and the Servicer that the Indenture, the Purchase Agreement, and the Note Purchase Agreement shall have become effective and continue to be effective on the Series Sales Date for the Series 1995-1 Notes;

         (b) the Trustee and the Administrative Agent shall have received written certification from the Issuer and the Servicer that all conditions to the issuance of the Series 1995-1 Notes under Section 6.04 of the Indenture shall have been satisfied;

         (c) on or prior to the Series Sales Date for the Series 1995-1 Notes, the Merger shall have been consummated and the Trustee and the Administrative Agent shall have received written confirmation (including by telecopy) from the Office of the Secretary of State of Delaware confirming that the Merger Certificate evidencing the effectiveness of the Merger was accepted and filed in such office;

         (d) the Administrative Agent and the Trustee shall have received fully-executed copies of (x) a pay-off letter executed by the Existing Program Agent, Southshore and Castlewood evidencing the repayment of all of the Existing Program Obligations and a discharge of all liens, claims and encumbrances securing such obligations and (y) all releases of any liens, claims or encumbrances filed by any of the foregoing securing any of the Existing Program Obligations (all of which will be delivered concurrently with the sale of Series 1995-1 Notes on the Series Sales Date and the delivery of the proceeds thereof to the Existing Program Agent in satisfaction and discharge of the Existing Program Obligations), which pay-off letter and releases shall be sufficient (as evidenced by an Opinion of Counsel for the Issuer) to release all such liens, claims and encumbrances securing any of the Existing Program Obligations; and

         (e) on the Series Sale Date for the Series 1995-1 Notes, the Trustee and the Administrative Agent shall have received ratings letters from the Applicable Rating Agencies confirming that the Series 1995-1, Class A Notes shall be rated at least "AAA" by each of S&P and Duff & Phelps and the Series 1995-1, Class B Notes shall be rated at least "BBB" by each of S&P and Duff & Phelps.


                                      ARTICLE IV

                                       PAYMENTS

         SECTION 4.01 PAYMENTS. Except as expressly provided otherwise in this Supplement, interest and principal shall be distributed in respect of the Series 1995-1 Notes at the times described in, and in the amounts calculated pursuant to, ARTICLES IV and V of the Indenture for payments that are to be made with respect to Fixed Principal Notes.

         SECTION 4.02 INTEREST. The Series 1995-1, Class A Notes shall bear interest on and after the Series Sales Date of such Class of Notes until the entire Outstanding Principal Balance thereof shall have been repaid in full at the Series 1995-1, Class A Note Rate. The Series 1995-1, Class B Notes shall bear interest on and after the Series Sales Date of such Class of Notes until the entire Outstanding Principal Balance thereof shall have been repaid in full at the Series 1995-1, Class B Note Rate. Interest with respect to the Series 1995-1 Notes due but not paid on any Payment Date will be due on the next succeeding Payment Date with additional interest on such amount at the applicable Note Rate to the extent permitted by law.

         SECTION 4.03 OPTIONAL REDEMPTION; PREPAYMENTS. (a) On any Payment Date prior to the occurrence of the commencement of the Liquidation Period or the Pay-Out Period with respect to the Series 1995-1 Notes, the Issuer shall have the right, upon not less than 35 Business Days' prior written notice to the Trustee and the Administrative Agent, to cause the Series 1995-1 Notes to be redeemed in full, or, in part, PROVIDED, that (i) any such partial redemption of the Series 1995-1 Class A Notes shall be in the minimum principal amount of $22,000,000 or in integral multiples of $1,000,000 in excess of such amount and (ii) any such partial redemption of the Series 1995-1 Class B Notes shall be in the minimum principal amount of $4,000,000 or in integral multiples of $1,000,000 in excess of such amount. The price at which such Notes shall be redeemed shall be equal to sum of (i) the Outstanding Principal Balance (or portion thereof) of such Notes being redeemed, PLUS (ii) accrued and unpaid interest (and accrued and unpaid interest with respect to interest amounts that were due but not paid on any prior Payment Date) on the principal amount of the Notes being so redeemed through the day preceding the date of such redemption at the Note Rate applicable to such Notes, PLUS (iii) to the extent that such redemption occurs prior to the Par Date, the Prepayment Premium, if any, with respect to the principal amount of such Notes being redeemed. Such price shall be payable to the holders of the Series 1995-1 Notes being redeemed upon such holders' tender of the affected Notes to the Administrative Agent for payment thereof. The Issuer shall, within five Business Days of notifying the Trustee and the Administrative Agent of such redemption, mail a notice of redemption to the holders of the Series 1995-1 Notes in accordance with the terms and provisions of Section 15.04 of the Indenture. Optional redemptions of the Series 1995-1 Notes pursuant to this Section may be funded only out of (1) proceeds of borrowings or issuances of the Issuer's securities by the Issuer or (2) by the accumulation of Collections and other proceeds of the Pledged Assets allocable to the Series 1995-1 Notes to be redeemed, as shall be specified by the Issuer in the applicable notice of redemption.

         (b) If such Notes are to be redeemed through the accumulation of Collections and other proceeds of the Pledged Assets allocable to the Series 1995-1 Notes, then commencing upon the date specified in such notice to the Trustee and the Administrative Agent (until an amount equal to the amount of the affected Notes to be redeemed, plus the related Prepayment Premium, if any, payable in respect thereof has been so accumulated), the Servicer shall allocate a portion of the Collections available in the Master Collection Account (after making any required transfers therefrom to the Carrying Cost Account) to the Defeasance Account for purposes of such prepayment. The portion of Collections so allocated and transferred on account of the principal to be prepaid shall be as set forth in CLAUSE SECOND of Section 4.02(e) of the Indenture, subject to the further limitations thereon set forth in Section 4.02(e) of the Indenture. In addition, on each such Business Day a portion of the Collections available for application pursuant to CLAUSE FIFTH of Section 4.02(e) of the Indenture equal to the product of (x) such Defeasance Allocation Percentage and (y) the amount of such available Collections shall be allocated to the Defeasance Account on account of the Prepayment Premium, if any, payable on account of such prepayment until the full amount of any such Prepayment Premium has been provided for. If such redemption is to be effected with the proceeds of borrowings or the issuance of other securities by the Issuer, such proceeds in the amount of the redemption price for such affected Notes shall be remitted by the Issuer to the Administrative Agent and deposited by the Administrative Agent directly into the Principal Funding Account with respect to the Series 1995-1 Notes. The redemption of the affected Notes shall be made on the later to occur of (a) the Payment Date specified in the notice of redemption and (b) if such Notes are to be redeemed by the accumulation of Collections and proceeds of the Pledged Assets, the Payment Date on which sufficient funds (including funds to cover the related Prepayment Premium) have been accumulated in the Defeasance Account.

         (c) In the event of any partial redemption of the Series 1995-1 Notes, the holders of those Notes shall be paid their pro rata share of such partial redemption calculated in accordance with the Outstanding Principal Balance of such Notes as of the related Record Date. Notwithstanding anything contained herein or in the Indenture to the contrary, no Series 1995-1, Class B Notes may be redeemed (in whole or in part) until the Series 1995-1, Class A Notes (together with any Prepayment Premium owing in respect thereof) have been redeemed in full.

         (d) The Prepayment Spread for purposes of the Series 1995-1, Class A Notes is 0.35%, and the Prepayment Spread for purposes of the Series 1995-1, Class B Notes is 0.70% (as to each such Class, its "PREPAYMENT SPREAD"). The Prepayment Base Rate with respect to each such Class is LIBOR (the "PREPAYMENT BASE RATE"), as determined for purposes of the Eurodollar Period commencing on the Payment Date on which the prepayment is made.

         (e) In addition to the foregoing, at any time after the commencement of the Pay-Out Period for the Series 1995-1 Notes or the Liquidation Period, the Issuer shall have the right, upon not less than 35 Business Days' prior written notice to the Trustee and the Administrative Agent, to cause the Series 1995-1 Notes to be redeemed in full (but not in part). Except as otherwise set forth in the immediately succeeding clause (f), no Prepayment Premium or other penalty or premium shall be payable with respect to any such optional redemption made pursuant to this paragraph. The price at which such Notes shall be redeemed shall be equal to sum of (i) the Series 1995-1 Outstanding Principal Balance as of the date of such redemption PLUS (ii) accrued and unpaid interest (and accrued and unpaid interest with respect to interest amounts that were due but not paid on any prior Payment Date) on the principal amount of the Notes being so redeemed through the day preceding the date of such redemption at the applicable Note Rate applicable to such Notes, PLUS (iii) to the extent payable pursuant to the immediately succeeding paragraph (f), the Prepayment Premium, if any, with respect to the principal amount of the Notes being redeemed. The amounts to be paid by the Issuer for the optional redemption of the Series 1995-1 Notes pursuant to this CLAUSE (e) shall be (x) payable only out of
(1) the proceeds of borrowings or the issuance of the Issuer's securities by the Issuer or (2) the accumulation of

Collections and other proceeds of the Pledged Assets allocable to the Series 1995-1 Notes to be redeemed, as shall be specified by the Issuer in such notice of redemption, and (y) remitted and deposited in accordance with SECTION 4.03(b) (other than with respect to the Prepayment Premium payable pursuant to SECTION 4.03(b)). The Issuer shall, within five (5) Business Days of notifying the Trustee and the Administrative Agent of such redemption, mail a notice of redemption to the holders of the Series 1995-1 Notes in accordance with the terms and provisions of Section 15.04 of the Indenture. The redemption of the affected Notes pursuant to this Section shall be made on the later to occur of
(A) the Payment Date specified in the notice of redemption and (B) if such Notes are to be redeemed by the accumulation of collections and proceeds of the Pledged Assets, the Payment Date on which sufficient funds have been accumulated in the Defeasance Account. Upon the tender of all of the outstanding Series 1995-1 Notes by the holders thereof, the Paying Agent shall distribute all such amounts, together with all other funds, if any, on deposit in the Defeasance Account and the Principal Funding Account allocable to the Series 1995-1 Notes, to the holders of the Series 1995-1 Notes on such redemption date in repayment of the principal amount and accrued and unpaid interest owing to such Noteholders. Following any such redemption, the Noteholders of Series 1995-1 Notes shall have no further rights with respect to the Receivables or the other Pledged Assets. In the event that the Issuer fails for any reason to deposit the aggregate redemption amount for the Series 1995-1 as aforesaid in this CLAUSE (e), payments to or for the account of the Noteholders in respect of the outstanding Series 1995-1 Notes shall continue to be made as otherwise set forth herein and in the Indenture.

         (f) Notwithstanding anything contained in this Agreement or the Indenture to the contrary, in the event that the Liquidation Commencement Date occurs as a result of the Sellers' termination of sales of Receivables to the Issuer in accordance with Section 8.09 of the Purchase Agreement, the Prepayment Premium shall continue to be payable with respect to any portion of principal of the Series 1995-1 Notes which is prepaid (including as a result of an optional redemption by the Issuer pursuant to clause (e) above) prior to the Par Date.
In the event that any such Prepayment Premium shall be required to be paid in respect of the Series 1995-1 Notes, a portion of the Collections available for application pursuant to CLAUSE THIRD of Section 4.02(f) of the Indenture equal to the product of (x) the Noteholder Allocation Percentage and (y) the amount of such available Collections shall be allocated to the Master Collection Account on account of the Prepayment Premium, if any, payable on account of such prepayment until the full amount of any such Prepayment Premium has been provided for.

         (g) Promptly, and in any case within 5 Business Days, after the Administrative Agent's receipt of any notice from the Issuer of any full or partial redemption or prepayment of any of the Series 1995-1 Notes pursuant to this SECTION 4.03, the Administrative Agent shall notify (in writing) each of the Applicable Rating Agencies thereof.

         SECTION 4.04 APPLICATION OF PAYMENTS BETWEEN SENIOR AND SUBORDINATED CLASSES OF SERIES 1995-1 NOTES. Except as otherwise set forth in SECTION 4.03 above with respect to optional redemptions of the Series 1995-1 Notes, on each Payment Date, the Paying Agent, acting upon written instructions from the Servicer set forth in the most recent Settlement Statement, will make the following distributions to the holders of the Series 1995-1 Notes in the following order of priority from amounts available for allocation thereto as follows:

         (i) to holders of the Series 1995-1, Class A Notes, the sum of (a) interest accrued on the Series 1995-1, Class A Notes during the immediately preceding Eurodollar Period and (b) the aggregate amount of shortfalls in distributions of interest to holders of the Series 1995-1, Class A Notes as provided in clause (i)(a) for all prior Payment Dates, together with interest thereon at the applicable Series 1995-1, Class A Note Rate in effect for each Eurodollar Period during which such shortfall was outstanding;

         (ii) to holders of the Series 1995-1, Class B Notes, the sum of (a) interest accrued on the Series 1995-1, Class B Notes during the immediately preceding Eurodollar Period and (b) the aggregate amount of shortfalls in distributions of interest to holders of the Series 1995-1, Class B Notes as provided in clause (ii)(a) for all prior Payment Dates, together with interest thereon at the applicable Series 1995-1, Class B Note Rate in effect for each Eurodollar Period during which such shortfall was outstanding;

         (iii) to holders of the Series 1995-1, Class A Notes, in reduction of the outstanding principal balance of the Series 1995-1 Class A Notes, (a) on the Expected Final Payment Date, in an amount equal to the lesser of (x) the funds on deposit in the Principal Funding Account allocable to the Series 1995-1 Notes or (y) the outstanding principal balance of the Series 1995-1, Class A Notes at such time and (b) on each Payment Date occurring after commencement of the Liquidation Period or a Pay-Out Period (commencing with the first Payment Date after the Calculation Period in which the Liquidation Period or the Pay-Out Period, as the case may be, commences) with respect to the Series 1995-1 Notes, in an amount equal to the lesser of (x) the Principal Payment Amount for such Payment Date and
    (y) the Outstanding Principal Balance of the Series 1995-1, Class A Notes at such time, until the entire Outstanding Principal Balance of all of the Series 1995-1, Class A Notes shall have been repaid in full;

         (iv) to holders of the Series 1995-1, Class B Notes, in reduction of the outstanding principal balance of the Series 1995-1, Class B Notes, (a) on the Expected Final Payment Date, in an amount equal to the lesser of (x) the funds on deposit in the Principal Funding Account allocable to the Series 1995-1 Notes, if any, after application of such funds in accordance with clause (iii) above and (y) the outstanding principal balance of the Series 1995-1, Class B Notes at such time, and (b) on each Payment Date occurring after commencement of the Liquidation Period or a Pay-Out Period (commencing with the first Payment Date after the Calculation Period in which the Liquidation Period or the Pay-Out Period, as the case may be, commences) with respect to the Series 1995-1 Notes, in an amount equal to the lesser of (x) the Principal Payment Amount for such Payment Date LESS the amount thereof, if any, applied in accordance with clause (iii) above and (y) the Outstanding Principal Balance of the Series 1995-1, Class B Notes at such time, until the entire Outstanding Principal Balance of all of the Series 1995-1, Class B Notes shall have been repaid in full; and

         (v) on each Payment Date occurring after the commencement of the Liquidation Period, (a) to the holders of the Series 1995-1, Class A Notes, in reduction of the amount of any accrued and unpaid Prepayment Premiums, if any, then due and owing thereto, in an amount equal to the lesser of (x) the Principal Payment Amount for such Payment Date and (y) the aggregate amount of such accrued and unpaid Prepayment Premiums so owing to such holders, until the aggregate amount thereof shall have been paid in full, and (b) to the holders of the Series 1995-1, Class B Notes, in reduction of the amount of any accrued and unpaid Prepayment Premiums, if any, then due and owing thereto, in an amount equal to the lesser of (x) the Principal Payment Amount for such Payment Date and (y) the aggregate amount of such accrued and unpaid Prepayment Premiums so owing to such holders LESS the amount thereof, if any, applied in accordance with the immediately preceding subclause (a), until the aggregate amount thereof shall have been paid in full.


                                      ARTICLE V

                                    PAY-OUT EVENTS

         SECTION 5.01 PAY-OUT EVENTS. Any of the following shall be "Pay-Out Events" with respect to the Series 1995-1 Notes:

          (a) (i) (x) the failure on the part of the Sellers to duly observe or perform Section 5.01(k), 5.03(a) or 5.03(d) of the Purchase Agreement or the Issuer to duly observe or perform Section 7.02(e), 7.02(g) or 7.02(h) or clause (i) or

    (ii) of Section 7.02(f) of the Indenture, which failure has a Material Adverse Effect and continues unremedied for a period of five Business Days after the date on which written notice of such failure, requiring same to be remedied, shall have been given to the Issuer by the Trustee or the Administrative Agent or to the Issuer, the Trustee and the Administrative Agent by any holder of the Series 1995-1 Notes, or (y) the failure on the part of the Issuer or the Servicer to duly observe or perform any other covenant or agreement of the Issuer or the Servicer (other than as described in Section 9.01(e) of the Indenture or subclause (x) of this clause (a)) set forth in any Transaction Document, which failure has a Material Adverse Effect and continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Issuer or the Servicer by the Trustee or the Administrative Agent or to the Issuer or the Servicer, as applicable, the Trustee and the Administrative Agent by any holder of the Series 1995-1 Notes and (ii) the occurrence of a Pay-Out Event has been declared by the holders of Series 1995-1 Notes evidencing at least 50% of the Series 1995-1 Outstanding Principal Balance at such time, by notice to the Administrative Agent, the Trustee, the Issuer and the Servicer after the expiration of the applicable grace periods set forth above;

         (b) (i) any representation or warranty made by a Seller in Section 4.01(e) of the Purchase Agreement or by the Issuer in Section 2.03(a)(i),
    (a)(ii)(A), (a)(ii)(B) or (a)(ii)(C) of the Indenture shall prove to have been incorrect in any material respect when made, and continues to be incorrect in any material respect for a period of five Business Days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given to the Issuer by the Trustee or the Administrative Agent or to the Issuer, the Trustee and the Administrative Agent by any holder of the Series 1995-1 Notes, or any other representation or warranty made by a Seller in the Purchase Agreement or by the Issuer in the Indenture shall prove to have been incorrect in any material respect when made, and continues to be incorrect in any material respect for a period of 30 days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given to the Issuer by the Trustee or the Administrative Agent or to the Issuer, the Trustee and the Administrative Agent by any holder of the Series 1995-1 Notes; PROVIDED, HOWEVER, that a mistake in representation of a Receivable as an Eligible Receivable shall not constitute a Pay-Out Event unless and until a Seller has failed to make any cash payments owed under the Purchase Agreement in respect of the Noncomplying Receivables and Dilution Adjustment arising from such misrepresentation and (ii) the occurrence of a Pay-Out Event has been declared by the holders of Series 1995-1 Notes evidencing at least 50% of the Series 1995-1 Outstanding Principal Balance at such time, by notice to the Administrative Agent, the Trustee, the Issuer and the Servicer after the expiration of the applicable grace periods set forth above;

         (c) The Majority Noteholders do not declare a Liquidation Commencement Date with respect to a Liquidation Event described in clause
    (e)(A) of Section 9.01 of the Indenture, in which case a Pay-Out Event shall be deemed to have occurred automatically unless the occurrence of the Pay-Out Commencement Date is waived by the holders of the Series 1995-1, Class A Notes evidencing more than 66 2/3% of the Outstanding Principal Balance of such Class and by the holders of the Series 1995-1, Class B Notes evidencing 100% of the Outstanding Principal Balance of such Class, in each case, by notice to the Administrative Agent, the Trustee, the Issuer and the Servicer, given within the applicable grace period.

         (d) The Majority Noteholders do not declare a Liquidation Commencement Date with respect to a Liquidation Event described in clause
    (d) or (e)(B) of Section 9.01 of the Indenture, and the holders of Series 1995-1 Notes evidencing at least 50% of the Series 1995-1 Outstanding Principal Balance declare that a Pay-Out Event has occurred by notice to the Administrative Agent, the Trustee, the Issuer and the Servicer.

         (e) After deposits to the Principal Funding Account on the Expected Final Payment Date, the outstanding principal and interest of the Series 1995-1 Notes shall not have been repaid in full.

         Notwithstanding the foregoing, a delay in or failure in performance referred to in SUBSECTION (a) or (b) above for a period of 30 Business Days after the applicable grace period shall not (unless such delay or failure continues after such 30 Business Day period) constitute a Pay-Out Event if such delay or failure could not have been prevented by the exercise of reasonable diligence by the Issuer, the affected Seller or the Servicer, as applicable, and such delay or failure was caused by an act of God or the public enemy, riots, acts of war, acts of terrorism, epidemics, flood, embargoes, weather, landslides, fire, earthquakes or similar causes. The preceding sentence shall not relieve the Issuer, the affected Seller or the Servicer, as applicable, from using its best efforts to perform its obligations in a timely manner in accordance with the terms hereof and of the other Transaction Documents, and the Issuer or the Servicer, as applicable, shall promptly give the Trustee and the Administrative Agent an Officer's Certificate notifying them of such failure or delay by it or by any affected Seller.

         The Administrative Agent will promptly send a copy of each notice, waiver and/or certificate which it sends or receives pursuant to this SECTION 5.01 to each of the Applicable Rating Agencies. Notwithstanding anything contained herein or in the Indenture to the contrary, neither the Trustee nor the Administrative Agent shall be deemed to have knowledge of the occurrence or existence of any Pay-Out Event or Unmatured Pay-Out Event until a Responsible Officer of such Person receives written notice thereof.


                                      ARTICLE VI

                                    MISCELLANEOUS

         SECTION 6.01 GOVERNING LAW. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICT OF LAWS PRINCIPLES EXCEPT AS CONTEMPLATED IN SECTION 5-1401 OF THE GENERAL OBLIGATION LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 6.02 EXECUTION IN COUNTERPARTS. This Supplement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

         SECTION 6.03 EFFECT OF UNENFORCEABLE PROVISIONS. If any provision hereof shall be invalid, illegal or unenforceable in any jurisdiction, the remaining provisions shall continue to be valid and enforceable and such provision shall continue to be valid and enforceable in any other jurisdiction.

         SECTION 6.04  AMENDMENT, WAIVER, ETC.

         (a) This Supplement may be amended from time to time by the Servicer, the Issuer, the Trustee and the Administrative Agent by a written instrument signed by each of them, without the consent of any of the holders of any Series 1995-1 Notes, to the extent permitted by Section 14.01 of the Indenture.

         (b) The provisions of this Supplement may also be amended, modified or waived from time to time by the Servicer, the Issuer, the Trustee and the Administrative Agent with the consent of the Required Series Holders of Series 1995-1 Notes to the extent permitted by Sections 14.02 and 14.03 of the Indenture, and otherwise with the consent of all holders of the Series 1995-1 Notes, and, in each case, the terms of Sections 14.03 and 14.04 shall apply to any such amendment, modification or waiver.

         (c) Notwithstanding anything contained herein or in the Indenture to the contrary, no such amendment, modification or waiver of this Supplement shall become effective unless a copy thereof shall have sent to each of the Applicable Rating Agencies and the Rating Agency Condition shall have been satisfied with respect thereto.

         SECTION 6.05 THE TRUSTEE AND THE ADMINISTRATIVE AGENT. Neither the Trustee nor the Administrative Agent shall responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplement or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Servicer.

         SECTION 6.06 INSTRUCTIONS IN WRITING. All instructions given by the Issuer or the Servicer, as applicable, to the Trustee and/or the Administrative Agent pursuant to this Supplement shall in writing, and may be included in a Daily Report or Settlement Statement.

         IN WITNESS WHEREOF, the Issuer, the initial Servicer, the Trustee, and the Administrative Agent have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                        STONE RECEIVABLES CORPORATION,
                          as the Issuer



                        By
                          ---------------------------------
                          Name:  Leslie T. Lederer
                          Title: Vice President and Secretary

                        Address:  150 North Michigan Avenue,
                                  17th Floor,
                                  Chicago, Illinois  60601-7568

                        Attention:  Assistant Treasurer
                        Telephone:  (312) 553-1123
                        Facsimile:  (312) 553-0238


                        STONE CONTAINER CORPORATION
                          as initial Servicer



                        By
                          ---------------------------------
                          Name:  Michael B. Wheeler
                          Title: Vice President and Treasurer

                        Address:  150 North Michigan Avenue
                                  Chicago, Illinois  60601-7568

                        Attention:  Legal Department
                        Telephone:  (312) 346-6600
                        Facsimile:  (312) 580-2299

                        MARINE MIDLAND BANK,
                          as the Trustee



                        By
                          ---------------------------------
                          Name:  BarbaraJean McCauley
                          Title: Assistant Vice President

                        Address:  140 Broadway, 12th Floor
                                  New York, New York  10005-1180
                        Attention:  Corporate Trust Services
                        Telephone:  (212) 658-6084
                        Facsimile:  (212) 658-6425


                        BANKERS TRUST COMPANY,
                          as the Administrative Agent



                        By
                          ---------------------------------
                          Name:  Melissa J. Kaye
                          Title: Vice President

                        Address:  Four Albany Street
                                  10th Floor
                                  New York, New York  10006
                        Attention: Corporate Trust and Agency
                                   Group, Structured Finance
                                   Team, Attention: Kevin Healey
                        Telephone:  (212) 250-8360
                        Facsimile:  (212) 250-6439

STATE OF ILLINOIS       )
                        )  SS
COUNTY OF COOK          )


         On the __th day of March, 1995 before me personally came Leslie T. Lederer to me known, who, being by me duly sworn, did depose and say that he is the Vice President and Secretary of Stone Receivables Corporation, a Delaware corporation, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.

         Given under my hand and notarial seal, this __th day of March, 1995.


                                  -----------------------------
                                  Notary Public


                                  Name:
                                        -----------------
                                  Commission expires:

STATE OF ILLINOIS       )
                        )  SS
COUNTY OF COOK          )


         On the __th day of March, 1995 before me personally came Michael B. Wheeler to me known, who, being by me duly sworn, did depose and say that he is a Vice President and Treasurer of Stone Container Corporation, a Delaware corporation, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.

         Given under my hand and notarial seal, this __th day of March, 1995.

                                  -----------------------------
                                  Notary Public



                                  Name:
                                        -----------------
                                  Commission expires:

STATE OF ILLINOIS       )
                        )  SS
COUNTY OF COOK          )


         On the __th day of March, 1995 before me personally came BarbaraJean McCauley to me known, who, being by me duly sworn, did depose and say that she is an Assistant Vice President of Marine Midland Bank, a New York banking corporation and trust company, which executed the foregoing instrument; and that she signed her name thereto by order of the board of directors of said bank.

         Given under my hand and notarial seal, this __th day of March, 1995.

                                  -----------------------------
                                  Notary Public


                                  Name:
                                        -----------------
                                  Commission expires:

STATE OF ILLINOIS       )
                        )  SS
COUNTY OF COOK          )


         On the __th day of March, 1995 before me personally came Melissa J. Kaye to me known, who, being by me duly sworn, did depose and say that she is a Vice President of Bankers Trust Company which executed the foregoing instrument; and that she signed her name thereto by order of the board of directors of said bank.

         Given under my hand and notarial seal, this __th day of March, 1995.

                                  -----------------------------
                                  Notary Public


                                  Name:
                                        -----------------
                                  Commission expires: